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                                                               EXHIBIT 6.02(o)



                        JOINT PARTICIPATION AGREEMENT


        This Agreement is made and effective as of the date hereinafter set forth, by and between GOODRICH OIL COMPANY, a Louisiana corporation with principal offices in Shreveport, Louisiana, at 333 Texas Street, Suite 1350, Shreveport, Louisiana, 71101 (hereinafter referred to as "GOC"), and GOODRICH PETROLEUM CORPORATION, a Delaware corporation with principal offices in Houston, Texas, at 5847 San Felipe, Suite 700, Houston, Texas 77057 (hereinafter referred to as "GPC").

        WHEREAS, GOC is in the business of acquiring certain rights in oil and gas leases for the purpose of engaging in oil and gas drilling and producing activities on Prospects (hereinafter defined) and is in the business of acquiring, from time to time, producing oil and gas properties; and

        WHEREAS, GPC is in the business of acquiring certain rights in oil and gas leases for the purpose of engaging in oil and gas drilling and producing activities on Prospects (hereinafter defined); and

        WHEREAS, GPC desires the right to acquire from time to time through December 31, 2000, a fifty percent (50%) participation in GOC's New Prospects and New Acquisitions (hereinafter defined); and

        WHEREAS, GOC desires the right to acquire from time to time through December 31, 2000, a fifty percent (50%) participation in GPC's New Prospects and New Acquisitions; and

        WHEREAS, GOC and GPC desire to grant each other such participation rights, subject to the terms and conditions hereinafter set forth:

        NOW THEREFORE, for and in consideration of the mutual promises and covenants herein contained, it is agreed by the parties hereto as follows:

1.      TERM

        The term of this Agreement shall commence as of the effective date of this Agreement, that being the date upon which the Agreement and Plan of Merger between La/Cal Energy Partners, Goodrich Petroleum Corporation, Patrick Petroleum Company and Goodrich Acquisition, Inc. is effective (the "Effective Date"), and shall terminate on the earlier to occur of (a) December 31, 2000, or (b) the termination of all employment relationships, consulting agreements and board memberships of both Henry Goodrich and Walter G. Goodrich with GPC.




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2.      DEFINITIONS

        2.1 Lease. The term "Lease" or "Leases" shall mean oil, gas and mineral leases, licenses, permits and similar arrangements, and any interest therein or related thereto, including, without limitation, working interests, royalty interests, overriding royalty interests and farmouts or farmins.

        2.2 Prospect. The term "Prospect" shall mean all land surrounding a proposed well and the Leases affecting such land which, in the opinion of the Proposing Party based on geological reason and logic, bears sands or formations potentially productive of oil, gas or other hydrocarbons. Such land areas may be enlarged or reduced from time to time by the Proposing Party, upon written notice to the Electing Party, on the basis of any subsequently acquired geological or engineering data which, in the opinion of the Proposing Party, defines the productive limits of any reservoir that may be discovered in the original area encompassed therein.

        2.3 Proposing Party. The term "Proposing Party," with respect to any given Prospect, shall mean the party, either GOC or GPC, which generates the Prospect and presents the Prospect to the other party.

        2.4 Electing Party. The term "Electing Party," with respect to any given Prospect, shall mean the party, either GOC or GPC, other than the Proposing Party with respect to that Prospect.

        2.5 Excluded Prospect. The term "Excluded Prospect" shall mean any Prospect of GOC or GPC which has been developed and generated as of the Effective Date. On or prior to the Effective Date, each party will provide the other with a written, detailed list of Excluded Prospects, which lists shall be conclusive as to whether a prospect is to be treated as an Excluded Prospect under the terms of this Agreement.

        2.6 New Prospect. The term "New Prospect" shall mean any Prospect, other than an Excluded Prospect which is developed or generated by either party during the term thereof.

        2.7 New Acquisition. The term "New Acquisition" shall mean any purchase, exchange or other acquisition by a party during the term hereof of Leases which have existing production of hydrocarbons attributable thereto at the time of the acquisition.

3.      OBLIGATION TO OFFER NEW PROSPECTS AND NEW ACQUISITIONS

        During the term hereof, GOC, as the Proposing Party, shall give GPC written notice with respect to each of GOC's New Prospects and New Acquisitions. During the term hereof, GPC, as the Proposing Party, shall give GOC written notice with respect to each of GPC's New Prospects. (GPC shall have no obligation hereunder to offer its New Acquisitions to GOC.) Such written notice shall specify the geographical boundaries of the New Prospect or New Acquisition, the anticipated percentage interest of the total leasehold interests included within such boundaries, and the anticipated percentage interest of the Electing Party within such New Prospect or New Acquisition. For New Prospects, the written notice shall also include information in reasonable detail concerning





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the target sand(s) or formation(s) for the prospect, the geological or other basis for proposing the prospect, and the estimated cost and timing of the well or wells to be drilled on the prospect. For New Acquisitions, the written notice shall also include information in reasonable detail concerning the nature and extent of the existing production, including reserve reports, the terms of the acquisition, and any plans or expectations for future development of the property to be acquired.

4.      ELECTION TO PARTICIPATE.

        The Election Party shall have thirty (30) days from its receipt of each notice given pursuant to paragraph 3 above to elect in writing to participate in each New Prospect or New Acquisition. Any failure on the part of the Electing Party to timely elect to participate in a New Prospect or New Acquisition shall be deemed to be an election to participate in that New Prospect or New Acquisition.

5.      EFFECT OF ELECTION NOT TO PARTICIPATE.

        In the event the Electing Party elects not to participate in any given New Prospect or New Acquisition, the Electing Party shall have no participation rights with respect to that particular New Prospect or New Acquisition and shall have no rights with respect to any future development or operations related thereto. Such events, however, shall not affect the Proposing Party's obligation to give written notice to the Electing Party of New Prospects or New Acquisitions which are thereafter developed or generated by the Proposing Party and shall not affect the Electing Party's right to elect to participate in such New Prospects or New Acquisitions.

6.      EFFECT OF ELECTION TO PARTICIPATE.

        With respect to each New Prospect or New Acquisition in which the Electing Party elects to participate, the Electing Party shall be entitled to receive from the Proposing Party an undivided fifty percent (50%) of the Proposing Party's interest in such New Prospect or New Acquisition. The Electing Party shall pay or reimburse the Proposing Party for the Electing Party's proportionate share of all actual lease acquisition costs and all actual development, drilling, completion, equipping and operating costs related to such New Prospect or New Acquisition. An election to participate in a New Prospect shall constitute an agreement to participate, through completion, in the initial well proposed in the Prospect, and the Electing Party shall have no right to go "nonconsent" with respect to such well. As to subsequent wells or operations on each such Prospect, either party shall have such rights to either consent or not consent as are contained in the Operating Agreement indentified in paragraph 7 below.

7.      ASSIGNMENTS TO THE ELECTING PARTY.

        The Proposing Party, from time to time, will assign to the Electing Party its proportionate interest in the Leases affecting New Prospects or New Acquisitions in which the Electing Party elects to participate (the "Assignments"). It is specifically agreed that each Assignment will convey to the Electing Party an undivided interest in the Proposing Party's right, title




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and interest only, will be without warranty of title except as to claims by, through or under the Proposing Party, and will be subject to all of the terms, conditions, royalty interests, and encumbrances under which the Proposing Party shall hold its interest in said Leases at the time of the Assignment. In this regard, the Proposing Party's records regarding underlying Leases, assignments, or agreements affecting the assigned Leases shall be furnished to the Electing Party upon request. All Leases assigned to the Electing Party hereunder shall be subject to all terms and conditions of an operating agreement substantially in the form of the Model Form Operating Agreement, A.A.P.L. Form 610-1982 (the "Operating Agreement"), attached hereto as Exhibit A. The Operating Agreement may cover many Leases in many states, as descriptions of the various Leases are added to it from time to time.

8.      OBLIGATIONS OF THE ELECTING PARTY.

        With respect to New Prospects in which the Electing Party has elected to participate, it is understood and agreed that the Electing Party will be obligated, upon notification, and in proportion to the interest assigned, to drill wells, pay rentals and comply with any and all conditions and terms of this Agreement and the applicable underlying Leases, and any assignments and agreements to which the parties or the Leases may be subject. Further, the Electing Party agrees to pay all invoices relating to expenses which may be incurred under this Agreement or pursuant to this Electing Party has received notice of the amounts due, shall, at the Proposing Party's election, give the Proposing Party (a) a lien on the Electing Party's interest in the Leases, (b) the right to refuse to assign any Leases which have not already been assigned to the Electing Party hereunder, and (c) the right to set off any and all amounts payable by the Proposing Party to the Electing Party, from whatever source, against any amounts due hereunder from the Proposing Party to the Electing Party. The foregoing shall be in addition to any other legal remedies which the Proposing Party may have against the Electing Party.

9.      ASSIGNABILITY OF LEASES.

        The Leases covered hereby may be assigned or conveyed in whole or in part by either party at any time; provided, however, that any such assignment shall be subject to this Agreement in its entirety and that the non-assigning party shall be given a copy of such assignment within a reasonable time.

10.     ASSIGNABILITY OF RIGHTS UNDER THIS AGREEMENT.

        The rights of the parties under this Agreement shall not be assignable, in whole or in part, by either party, without the express written consent of the other party.




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11.     NOTICES.

        Unless otherwise provided herein, all notices to be given under the terms of this Agreement shall be effective when sent by regular or certified mail, with proper postage affixed and properly addressed as follows:

                    GOODRICH OIL COMPANY
                    333 Texas Street, Suite 1350
                    Shreveport, Louisiana 71101

                    GOODRICH PETROLEUM CORPORATION
                    5847 San Felipe, Suite 700
                    Houston, Texas 77057

12.     SUCCESSORS AND ASSIGNS.

        The provisions of this Agreement are binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Any conditions hereunder can be waived by the Party entitled to the benefit of such condition.

13.     SURVIVAL OF RIGHTS AND OBLIGATIONS.

        The rights and obligations of the parties hereunder with respect to those New Prospects and New Acquisitions in which the Electing Party elects to participate shall survive any termination of this Agreement.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.


                                          GOODRICH OIL COMPANY

                                          By:
                                              ---------------------------------
                                                  Henry Goodrich, President

                                          GOODRICH PETROLEUM CORPORATION

                                          By:
                                              ---------------------------------
                                                   U. E. Patrick Chairman




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